EXHIBIT 11




                          INDEPENDENT AUDITORS' CONSENT

   The Board of Directors
   Concorde Value Fund, Inc.:

   We consent to the use of our report incorporated by reference in the Statement of Additional Information and to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Certified Public Accountants" in the Statement of Additional Information, included in the Concorde Value Fund, Inc. Form N-1A as of December 4, 1995.



                                      KPMG Peat Marwick LLP



   Dallas, Texas
   December 4, 1995